                                                                   EXHIBIT 10.33

         FIRST AMENDMENT TO SECOND RESTATED AND AMENDED LOAN AGREEMENT
         -------------------------------------------------------------


     THIS FIRST AMENDMENT TO SECOND RESTATED AND AMENDED LOAN AGREEMENT (hereinafter called this "Amendment") is entered into as of February 28, 1994, among VISUAL NUMERICS, INC., a Texas corporation formerly known as IMSL, Inc. (the "Company"), VISUAL NUMERICS, INC. OF COLORADO, a California corporation formerly known as IMSL Acquisition Corp., Inc. ("VNIC"), VISUAL NUMERICS, INC. (EUROPE), a Texas corporation ("VNIE"), and FIRST INTERSTATE BANK OF TEXAS, N.A., (the "Bank"). Each of CHARLES W. JOHNSON (the "Guarantor") and JENNIFER C. JOHNSON joins in the execution hereof for the purpose of acknowledging to the amendments and other provisions hereof and agreeing to such amendments and other provisions applicable to Charles W. Johnson and Jennifer C. Johnson, respectively.


                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, the Company, VNIC and the Bank entered into a Second Restated and Amended Loan Agreement dated as of December 16, 1992 (hereinafter called the "Agreement"), whereby, upon the terms and conditions therein stated, the Bank agreed to make available to the Company a credit facility upon the terms and conditions set forth in the Agreement; and

     WHEREAS, the Revolving Note has matured by its terms;

     WHEREAS, the Company, the Corporate Guarantors and the Guarantor have requested the Bank to amend certain covenants of the Company and the Corporate Guarantors, and to renew and extend the maturity of the indebtedness evidenced by the Revolving Note;

     WHEREAS, subject to and upon the terms and conditions hereinafter stated, the Bank is willing to do so;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

     SECTION 1.  Terms Defined in Agreement.  As used in this Amendment, except
                 --------------------------
as may otherwise be provided herein, all capitalized terms which are defined in the Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference.

     SECTION 2.  Amendments to Agreement.  Subject to the conditions precedent
                 -----------------------
set forth in Section 3 hereof, the Agreement is hereby amended as follows:

          (a) The term "IAC" as used in the Agreement shall mean Visual Numerics, Inc. of Colorado, a California corporation formerly known as IMSL Acquisition Corp., Inc.

          (b) The definition of "Eligible Accounts" found in Section 1.2 of the Agreement is hereby deleted from the Agreement and the following definition of "Eligible Accounts" is substituted in lieu thereof:

               "Eligible Accounts means, at any time, the amount equal to
                -----------------
     the aggregate unpaid amount of a Person's accounts, chattel paper, contract rights, instruments and retail installment contracts for goods sold and actually delivered or for services rendered by such Person for which invoices have been issued and payment for which is due within 30 days, less any down payments; provided, however, there
                                                 --------  ------
     shall be excluded from Eligible Accounts (i) any amount billed and remaining unpaid more than 90 days from the due date, (ii) any amount due from suppliers of materials or inventory to a Person but only to the extent that such Person is indebted to such suppliers with respect to materials or supplies purchased by such Person from such suppliers,
     (iii) any account, instrument, chattel paper, contract right, or retail installment contract in which the Bank does not have a valid and perfected first priority lien, mortgage or security interest, (iv) any account arising from sales to or services rendered for any Subsidiary or Affiliate of a Person, (v) any account arising from sales to or services rendered for any Governmental Authority of the United States of America, (vi) any account arising from sales on a `sale or return', `sale on approval' (as such terms are defined in the UCC), consignment, or guaranteed sale basis, (vii) any account rejected by the Bank as unsuitable, (viii) any account which is or may be subject to a right of setoff, claim or defense, (ix) Credit Card Receivables, (x) Foreign Accounts Receivable, and (xi) any account which, when aggregated with all other accounts of the same account debtor, constitutes more than 10% of a Person's total Eligible Accounts, to the extent of such excess. Except for retainages in the ordinary course of business, no account owed by an account debtor to a Person shall be included as an Eligible Account if more than twenty-five percent (25%) of the balances then outstanding on accounts owed by such account debtor and any Affiliate of the account debtor to such Person have remained unpaid for more than ninety (90) days from the dates of their original invoices. The amount of any Eligible Accounts owed by an account debtor to a Person shall also be reduced by the amount of all `contra accounts' and other obligations owed by such Person to such account debtor."

          (c) The definition of "Cash Flow" found in Section 1.2 of the Agreement is hereby deleted from the Agreement and the following definition of "Cash Flow" is substituted in lieu thereof:

               "Cash Flow means, for any period, the sum of: (i) the Net
                ---------
     Income from operations for such period, plus (ii) to the extent that
                                             ----
     any of the items referred to in any of clauses (A) and (B) below were deducted in calculating such Net Income: (A) tax adjusted interest expense of such Person and its Subsidiaries for such period and (B) depreciation of such Person and its Subsidiaries for such period."

          (d) The following definitions of "Credit Card Receivables," "Eligible Governmental Receivables," "Foreign Accounts Receivable," "Government Receivables", "Lockbox Agreement" and "VNIE" are hereby added to Section 1.2 of the Agreement in the correct alphabetical order:

          "Credit Card Receivables means amounts owing for goods sold or
           -----------------------
     services rendered, payment for which is initiated or effected by credit card, including without limitation MasterCard, Visa, American Express, and Discover."

          "Eligible Government Receivables means, at any time, Government
           -------------------------------
     Receivables so long as the following conditions have been met: (1) the Bank has received the unaudited financial statements of the Company and its Subsidiaries as at June 30, 1994 in accordance with Section 5.1(c) hereof, (2) no Default or Event of Default has occurred and is continuing, (3) all such Government Receivables are invoiced designating the Lockbox as the address for payment, and (4) the Bank has received with respect to each such Governmental Receivable all documents and instruments necessary to comply with the Assignment of Claims Act, including, without limitation, the following in form and substance acceptable to the Bank: (A) notice of assignment appropriately completed, (B) an instrument of assignment in appropriate form duly executed and acknowledged by the Company or IAC, as applicable, to be forwarded by the Bank to the appropriate contracting officer and disbursing officer (if different from the contracting officer), and (C) a true, correct and complete copy of the related contract."

          "Foreign Accounts Receivable means accounts, chattel paper,
           ---------------------------
     contract rights, instruments and retail installment contracts for goods sold and actually delivered or for services rendered by the Company or a Corporate Guarantor, as the case may be, (i) from installations outside of the United States of America or (ii) to or for a Person not a U.S. citizen or otherwise organized and existing under the laws of the United States of America or any political subdivision thereof."

          "Government Receivables means any Eligible Account arising from
           ----------------------
     sales to or services rendered for any Governmental Authority of the United States of America."

          "Lockbox Agreement means a collateral lockbox agreement, in the
           -----------------
     form attached hereto as Exhibit H, between the Company and the Bank,
                             ---------
     as the same may be amended, modified, supplemented, renewed, extended or rearranged from time to time."

          "VNIE means Visual Numerics Inc. (Europe), a Texas corporation.
           ----

          (e) The definition of "Fixed Charges" found in Section 1.2 of the Agreement is hereby deleted from the Agreement and the following definition of "Fixed Charges" is substituted in lieu thereof:

          "Fixed Charges means, for any period, the current maturities of
           -------------
     long-term Indebtedness for such period, plus the current portion of
                                             ----
     Capitalized Leases for such period, plus all tax adjusted interest expenses for such period."

          (f) The definition of "Limited Guaranty" found in Section 1.2 of the Agreement is hereby deleted from the Agreement and the following definition of "Limited Guaranty" is substituted in lieu thereof:

          "Limited Guaranty shall mean the Amended and Restated Limited
           ----------------
     Guaranty Agreement, executed by Charles W. Johnson, as the same may be amended, modified, supplemented, renewed, extended or rearranged from time to time."

          (g)  The definition of "Line of Credit Commitment" found in Section
1.2 of the Agreement is hereby deleted from the Agreement and the following definition of "Line of Credit Commitment" is substituted in lieu thereof:

          "Line of Credit Commitment means $1,900,000, which Line of Credit
           -------------------------
     Commitment shall automatically reduce on each date set forth below (each a "Line of Credit Commitment Reduction Date") to the maximum amount set forth opposite such date:

                     Line of Credit               Line of Credit
               Commitment Reduction Date            Commitment
               ---------------------------        --------------
                      March 31, 1995                 $1,500,000

                      June 30, 1995                  $1,100,000

                      Termination Date                      -0-,

     as such amounts may otherwise be reduced from time to time pursuant to the terms of this Agreement."

          (h) The definition of "Loan Formula" found in Section 1.2 of the Agreement is hereby deleted from the Agreement and the following definition of "Loan Formula" is substituted in lieu thereof:

          "Loan Formula means at any time the amount equal to the then
           ------------
     current sum of (i) 80% of the Eligible Accounts of the Company and IAC directed to the Account, plus (ii) an amount equal to the lesser of
                              ----
     (a) 40% of the Eligible Government Receivables of the Company and IAC directed to the Account, or (b) $200,000."

          (i) The definition of "Loan Formula Certificate" found in Section 1.2 of the Agreement is hereby deleted from the Agreement and the following definition of "Loan Formula Certificate" is substituted in lieu thereof:

          "Loan Formula Certificate means a loan formula certificate in
           ------------------------
     substantially the form attached hereto as Exhibit A, setting forth the
                                               ---------
     computation of Loan Formula as of the appropriate date."

          (j) The definition of "Net Worth" found in Section 1.2 of the Agreement is hereby deleted from the Agreement and the following definition of "Net Worth" is substituted in lieu thereof:

          "Net Worth of a Person means, at any time, the total assets of
           ---------
     such Person less the total liabilities of such Person as set forth on its balance sheet at such date, prepared in accordance with GAAP consistently applied."

          (k) The definition of "Revolving Note" found in Section 1.2 of the Agreement is hereby deleted from the Agreement and the following definition of "Revolving Note" is substituted in lieu thereof:

          "Revolving Note means the promissory note issued by the Company
           --------------
     pursuant to Section 3.3 hereof as the same may be renewed, rearranged, modified, increased or extended at any time, from time to time, which note was given in renewal, modification, rearrangement and extension of, but not in novation or discharge of, that certain revolving note dated December 16, 1992, executed by the Company and payable to the order of the Bank in the original principal amount of $2,000,000."

          (l) The definition of "Tangible Net Worth" found in Section 1.2 of the Agreement is hereby deleted from the Agreement and the following definition of "Tangible Net Worth" is substituted in lieu thereof:

          "Tangible Net Worth of a Person means, at any time, the Net
           ------------------
     Worth of such Person less: (i) goodwill, including any amounts (however designated on such balance sheet) representing the cost of acquisition of Subsidiaries in excess of underlying tangible assets,
     (ii) any amounts by which investments in Persons appearing on the asset side of such balance sheet exceed the proportionate share of such Person and its Subsidiaries in the book value of the assets of such Persons, (iii) patents, trademarks, copyrights, deferred charges (including, but not limited to, unamortized discount and expenses, and Capitalized Software

     Development Expenses, organizational expenses, experimental and developmental expenses, but excluding prepaid expenses), intangibles and other similar assets, and (iv) any treasury stock."

          (m) The definition of "Termination Date" found in Section 1.2 of the Agreement is hereby deleted from the Agreement and the following definition of "Termination Date" is substituted in lieu thereof:

          "Termination Date means December 31, 1995, or such earlier date
           ----------------
     as the commitment of the Bank shall have terminated in accordance with Sections 7.2 or 7.3 hereof."

          (n) The second paragraph of Section 3.3 of the Agreement relating to when the principal of and interest to accrue on the Revolving Note shall be due and payable is hereby deleted therefrom and the following paragraph is substituted in lieu thereof:

          "The principal of and interest to accrue on the Revolving Note shall be due and payable as follows:

          Interest to accrue on the Revolving Note shall be due and payable monthly as it accrues, with the first installment to be due and payable on February 28, 1994, and with a like installment of all accrued but unpaid interest to be due and payable on or before the last day of each succeeding calendar month thereafter until the principal amount of the Revolving Note is paid in full; and the principal amount of the Revolving Note shall be due and payable on each Line of Credit Commitment Reduction Date in an amount necessary to reduce the outstanding principal amount of the Revolving Note then outstanding on such date to an amount which does not exceed the Line of Credit Commitment on such date."

          (o) The first sentence of Section 3.4 of the Agreement is hereby deleted therefrom and the following sentences are substituted in lieu thereof:

          "Prior to the Termination Date, the Company shall request advances under the Line of Credit by giving the Bank notice thereof prior to 11:00 a.m. Houston, Texas time on the intended borrowing date in accordance with this Section. Such request must be in writing, signed by an authorized officer of the Company, delivered by telecopy, U.S. Mail or messenger and shall specify the date (which shall be a Business Day) of the requested borrowing and the amount requested to be funded by the Bank and shall be accompanied by a Loan Formula Certificate. The amount requested by the Company, to the extent available in accordance with the terms of this Agreement, shall be made available to the Company by crediting the same, in immediately available funds, to the account of the Company by the close of business on said date."

          (p)  The last sentence of the second to the last paragraph of Section
3.10 of the Agreement is hereby deleted therefrom and the following sentence is substituted in lieu thereof:

     "Payment of $1,000,000 of the amount from time to time outstanding under the Notes shall be guaranteed by the Guarantor, such guaranty to be evidenced by a Limited Guaranty and such guaranty and the Obligations to be secured by pledges of certificated stock acceptable to the Bank of a market value at all times equal to at least $1,000,000, including, without limitation, (A) 4,200 shares of stock of International Business Machines Corporation and (B) 100,000 shares of St. Mary Land & Exploration Company."

          (q) Section 5.1(g) of the Agreement is hereby deleted therefrom and the following Sections 5.1(g) through 5.1(k) are substituted in lieu thereof and
Section 5.1(h) is hereby relettered Section 5.1(l):

          "(g) On each Business Day, a Loan Formula Certificate, setting forth the computation of the Loan Formula as of the date thereof, (A) certified by a proper accounting officer of the Company and the Corporate Guarantor, (B) containing a certificate of a proper financial officer of the Company and the Corporate Guarantor stating that a review of the activities of the Company and the Corporate Guarantors during the period covered by such certificate has been made under his supervision with a view to determining whether the Company has kept, observed, performed and fulfilled all of its obligations under this Agreement, the Notes, the Security Instruments and the other Loan Documents, and that, to the best of his knowledge, during such period, it has kept, observed, performed and fulfilled each and every covenant in this Agreement, the Notes, the Security Instruments and the other Loan Documents, and is not at the time in default under any of the same, or if it shall have been or shall be in default, specifying the same;

          (h) On or before each Tuesday during the term of this Agreement, a summary agings of accounts receivable of the Company and the Corporate Guarantors as of the last day of the previous calendar week and a summary agings of accounts payable of the Company and the Corporate Guarantors as of the last day of the previous week;

          (i) Within 10 days after the end of each fiscal month during the term hereof, listings (including complete names and mailing addresses) and agings of accounts receivable of the Company and the Corporate Guarantors as of the last day of such period and listings and agings of the accounts payable of the Company and the Corporate Guarantors (including a report detailing any current vendor that has canceled the Company's trade credit rights with it) as of the last day of such period;

          (j) At the same time a financial statement is required to be delivered pursuant to Section 5.1(c) hereof, a certificate of a proper
                           --------------
     financial officer of the Company and the Corporate Guarantors showing calculations, as applicable, of the financial covenants, as at the end of, or for, as applicable, the period then ended, set forth in Sections 5.11 through 5.16 hereof, inclusive;
     --------------------------

          (k) Within 30 days after the end of each fiscal month during the term hereof, a certificate from each Corporate Guarantor (A) certified by the proper officers of such Corporate Guarantor, (B) stating that a review of the activities of such Corporate Guarantor during the period covered by such certificate has been made under his supervision with a view to determining whether such Corporate Guarantor has kept, observed, performed and fulfilled all of their obligations under this Agreement and the other Loan Documents, and that, to the best of his knowledge, during such period, it has kept, observed, performed and fulfilled each and every covenant in this Agreement and the other Loan Documents, and is not at the time in default under any of the same, or if it shall have been or shall be in default, specifying the same; and"

          (r)  Sections 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, and 5.17 of
the Agreement are hereby deleted therefrom and the following sections are substituted in lieu thereof:

          "Section 5.10  Mandatory Payment.  At the same time a Loan Formula
                         -----------------
     Certificate is required to be delivered pursuant to Subsection 5.1(f)
                                                         -----------------
     hereof, the Company will pay the sum required as a Mandatory Payment, if any. The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option, and without prior notice to the Company, to offset balances held by it for account of the Company at any of its offices, before or after Default, in order to make Mandatory Payments to reduce the amount outstanding under the Line of Credit to an amount permitted by the Loan Formula during the applicable period."

          "Section 5.11  Current Ratio.  The Company and its Subsidiaries
                         -------------
     will maintain, on a consolidated basis, a ratio of (a) Current Assets to (b) Current Liabilities less Unearned Revenues, at all times during each period set forth below, of not less than the ratio set forth below opposite such period:

                        Period                            Ratio
                        ------                            -----
                1/01/94 through 6/29/94                1.0 to 1.0
                6/30/94 through 9/30/94                1.0 to 1.0
               10/01/94 through 12/30/94               1.1 to 1.0
               12/31/94 through 12/31/95               1.2 to 1.0"

          "Section 5.12  Indebtedness to Net Worth Ratio.  The Company and
                         -------------------------------
     its Subsidiaries will maintain, on a consolidated basis, a ratio of total Indebtedness to Net Worth, at all times during each period set forth below, of not greater than the ratio set forth below opposite such period:

                        Period                            Ratio
                        ------                            -----
                1/01/94 through 6/29/94                4.0 to 1.0
                6/30/94 through 9/30/94                3.8 to 1.0
               10/01/94 through 12/30/94               3.3 to 1.0
               12/31/94 through 12/31/95               2.8 to 1.0"

          "Section 5.13  Net Worth.  The Company and its Subsidiaries will
                         ---------
     maintain, on a consolidated basis, a positive Net Worth, at all times during each period set forth below, of at least the amount set forth below opposite such period:

                        Period                            Ratio
                        ------                            -----
                1/01/94 through 6/29/94                $3,500,000
                6/30/94 through 9/30/94                $3,600,000
               10/01/94 through 12/30/94               $4,400,000
               12/31/94 through 12/31/95               $5,400,000"

          "Section 5.14  Tangible Net Worth.  The Company and its
                         ------------------
     Subsidiaries will maintain, on a consolidated basis, a positive Tangible Net Worth, at all times during each period set forth below, of at least the amount set forth below opposite such period:

                        Period                            Ratio
                        ------                            -----
                1/01/94 through 6/29/94                ($3,750,000)
                6/30/94 through 9/30/94                ($3,650,000)
               10/01/94 through 12/30/94               ($2,500,000)
               12/31/94 through 12/31/95               ($1,600,000)"

          "Section 5.15  Cash Flow (less Capitalized Software Development
                         ------------------------------------------------
     Expenses) to Fixed Charge Ratio.  The Company and its Subsidiaries
     -------------------------------
     will maintain, on a consolidated basis, a ratio of Cash Flow (less Capitalized Software Development Expenses) to Fixed Charges, calculated for each period set forth below as of the last day of such period, of not less than the ratio set forth opposite such period:

                        Period                            Ratio
                        ------                            -----
               1/01/94 through 6/30/94                 0.26 to 1.0
               1/01/94 through 9/30/94                 0.26 to 1.0
               1/01/94 through 12/30/94                0.80 to 1.0
               1/01/94 through 12/31/94                0.80 to 1.0
               1/01/95 through 3/31/95                 0.80 to 1.0
               1/01/95 through 6/30/95                 0.80 to 1.0
               1/01/95 through 9/30/95                 0.80 to 1.0
               1/01/95 through 12/31/95                0.80 to 1.0"

          "Section 5.16  Cash Flow to Fixed Charge Ratio.  The Company and
                         -------------------------------
     its Subsidiaries will maintain, on a consolidated basis, a ratio of Cash Flow to Fixed Charges, calculated for each period set forth below as of the last day of such period, of not less than the ratio set forth opposite such period:

                        Period                            Ratio
                        ------                            -----
               1/01/94 through 6/29/94                 0.56 to 1.0
               1/01/94 through 9/30/94                 0.56 to 1.0
               1/01/94 through 12/30/94                1.14 to 1.0
               1/01/94 through 12/31/94                1.20 to 1.0
               1/01/95 through 3/31/95                 1.20 to 1.0
               1/01/95 through 6/30/95                 1.20 to 1.0
               1/01/95 through 9/30/95                 1.20 to 1.0
               1/01/95 through 12/31/95                1.20 to 1.0"

          "Section 5.17  Recalculation of Financial Covenants. The Bank in
                         ------------------------------------
     its reasonable discretion may recalculate the financial covenants set forth in Sections 5.11 through 5.16 hereof after the Bank's receipt of the annual audited consolidated financial statements of the Company and its Subsidiaries prepared as at December 31, 1993 and December 31, 1994."

          (s) The Agreement hereby is amended further by adding the following Sections 5.25, 5.26, and 5.27 thereto immediately after Section 5.24 of the
Agreement:

          "Section 5.25  Cash Collateral Account.  Notwithstanding any
                         -----------------------
     provision herein or in the other Loan Documents to the contrary, each of the Company and the Corporate Guarantors agrees to direct all customers and licensees to send all sales remittance checks and license and royalty payments and proceeds to a post office box (the "Lockbox") designated by the Bank for collection and deposit in, and to deposit all cash generated by cash sales and cash prepayments at time of purchase by the Company's and the Corporate Guarantors' customers, and all proceeds (the "Proceeds") of accounts, accounts receivable, license agreements, royalty agreements, and credit card sales received by it into a cash collateral account (the "Account") designated by the Bank and from which only officers of the Bank can withdraw funds, all in accordance with the Lockbox Agreement. In addition, each of the Company and the Corporate Guarantors shall transfer to the Account, on a daily basis, by wire transfer of federal funds, all balances in deposit accounts maintained at banks and other depositories (other than the Bank) representing Proceeds of cash sales, and shall direct all Proceeds of Credit Card Receivables directly to the Account. The Proceeds shall be deposited promptly (i.e., on the date received if received prior to 2:00 P.M.) and on the next Business Day if received after 2:00 P.M. in the Account upon the receipt thereof by the Company and the Corporate Guarantors in the form received (with any endorsements necessary for collection). All collected balances in the Account shall be applied by the Bank to reduce the outstanding Obligations of the Company to the Bank. As used with respect to the Account, the term "collected balances" shall mean the amounts in the Account shown as of 8:00 a.m. on a Business Day as collected from deposit systems from the previous Business Day plus the amounts in the Account deemed to be collected as of 10:30 a.m. in the same Business Day's deposits to the Account. The application of such collected balances by the Bank shall be as follows: first, to the payment of any and all fees, costs and expenses, including reasonable attorneys' fees and professional fees and expenses incurred by the Bank, second to the balance of interest and/or principal (as determined by the Bank in its sole discretion) remaining unpaid on the Revolving Note, and then to the balance of interest and/or principal of Term Note A and Term Note B (as determined by the Bank in its sole discretion) remaining unpaid on Term Note A and Term Note B (all applications with respect to the principal of Term Note A and Term Note B shall be in the inverse order of maturity)."

          "Section 5.26  Blocked Accounts.  The Bank may, at any time while
                         ----------------
     the Obligations are outstanding or any commitment to make advances under the Line of Credit is in effect, restrict access by the Company to any deposit account of the Company maintained at the Bank (hereinafter referred to as a "Blocked Account"), including, without limitation, taking any one or more of the following actions with respect to such Blocked Account: (i) refusing to permit the Company to make withdrawals of funds from a Blocked Account or transfers from a Blocked Account to another deposit account of the Company, (ii) dishonoring any check or draft presented on a Blocked Account (whether or not said check or draft is otherwise properly payable), and (iii) failing to honor any agreement (including that certain Cash Management Service Agreement-- Money Fund Sweep Service Terms) with the Company to credit the Company's deposit account with the proceeds of the Company's beneficial interest in any money market mutual fund account or similar account (each a `Fund Account') created by the Bank as agent for the Company as a vehicle for the short-term investment of the Company's deposits (in which event the Company's beneficial interest in the Fund Account shall be deemed to be the Blocked Account for purposes of this Agreement). The Bank shall have no liability to the Company for any damages, direct or indirect, incidental or consequential, proximately caused by dishonor of any check or draft presented on a Blocked Account after said deposit account becomes a Blocked Account (or for any such damages which are proximately caused by any Fund Account becoming a Blocked Account). The Bank may take any such action at its sole discretion, before or after the occurrence of an Event of Default, and without giving prior notice thereof to the Company or any of the Guarantors, it being understood and agreed that the purpose hereof is to permit the Bank to perfect and protect its contractual security interests in, liens on and pledges of any and all deposit accounts (including the Company's beneficial interest in any Fund Account, to the extent such interest may be construed as an interest in a `deposit account' under applicable law) now or hereafter maintained by the Company at the Bank, which security interests are hereby ratified and confirmed in all respects; provided, however, that the Bank shall use reasonable efforts to give notice to the Company within a reasonable time after taking any such action, but the Bank shall have no liability to the Company or any other Person for failure to do so. The Bank may hold any and all funds on deposit in any Blocked Account (including the Company's beneficial interest in any Fund Account which becomes a Blocked Account) as additional Collateral for the Obligations, or apply all or a portion of said funds to payment of the Obligations, in such order or manner as the Bank may determine in its sole discretion. The Bank may at any time and from time to time release funds from any Blocked Account to the Company in such amounts, if any, as the Bank may determine in its sole discretion, but any partial release of funds from a Blocked Account shall not constitute a release of any remaining funds on deposit in the Blocked Account or a termination of the status of the deposit account as a Blocked Account. This Agreement shall be cumulative of any other agreement, arrangement or understanding between the Company and the Bank respecting the Company's deposit accounts (including, without limitation, the Cash Management Services Terms and Conditions, and the Exhibits and attachments thereto), and in the event of any conflict between this Agreement and any such other agreement, arrangement or understanding this Agreement shall control."

          (t) Section 8.6 of the Agreement is hereby deleted therefrom and the following Section 8.6 is substituted in lieu thereof:

          "Section 8.6  Interest.  It is the intention of the parties
                        --------
     hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provisions to the contrary in this Agreement, the Notes, the other Loan Documents or in any of the documents securing payment thereof or otherwise relating thereto, in no event shall this Agreement or such instruments or documents require the payment or permit the payment, taking, reserving, charging, or receipt of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged, taken, reserved or received under this Agreement, the Notes, the other Loan Documents or under the terms of any of the documents securing payment thereof or otherwise relating thereto or in the event the maturity of the indebtedness evidenced by any of the Notes is accelerated in whole or in part, or in the event that all or part of the principal of or interest on any of the Notes shall be prepaid, so that under any of such circumstances or any other circumstance the amount of interest contracted for, charged, taken, reserved or received under this Agreement, any of the Notes, the other Loan Documents or under any of the documents securing payment thereof or otherwise relating thereto, on the amount of principal actually outstanding from time to time under the respective Note shall exceed the maximum amount of interest permitted by applicable usury laws, now or hereafter enacted, then in any such event (i) the provisions of this Section shall govern and control, (ii) any such excess which may have been collected at final maturity of said indebtedness shall be applied as a credit against the then unpaid principal amount on the respective Note and the remainder, if any, shall be refunded to the Person paying the same, (iii) with respect to subparagraph (ii), upon such final maturity, the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof, and (iv) any such excess which may have been charged but not paid, taken, reserved or received shall be null and void and cancelled ab initio to the extent of such excess. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this Agreement, the Notes, the other Loan Documents or under such other documents or instruments which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced by the Notes, all interest at any time contracted for, charged, taken, reserved or received from the Company or otherwise by the holder or holders thereof in connection with the Notes, the other Loan Documents or this Agreement."

          (u) The address for notices, requests and demands with respect to the Company and the Bank set forth in Section 8.8 of the Agreement is hereby amended to read as follows:

          "If to the Company, to        Visual Numerics, Inc.
                                        9990 Richmond, Suite 400
                                        Houston, Texas 77042
                                        Attn: Richard A. Couch
                                             President and
                                             Chief Executive Officer
                                        Telephone:  (713) 784-3131
                                        Telecopier: (713) 781-9260"

          If to the Bank, to            First Interstate Bank of
                                             Texas, N.A.
                                        900 Town & Country Lane
                                        Fourth Floor
                                        Houston, Texas 77024

                                        Attn: Roger Fruendt
                                             Vice President
                                        Telephone: (713) 984-6051
                                        Telecopier: (713) 984-6029"

          (v) Exhibits A, B and F to the Agreement are deleted therefrom and Exhibits A, B and F attached hereto are substituted in lieu thereof.

          (w)  Exhibit H attached hereto is added to the Agreement.

     SECTION 3.  Conditions of Effectiveness.  As a condition precedent to the
                 ---------------------------
effectiveness of this Amendment and the Bank's agreements and obligations hereunder, including, but not limited to, the Bank's renewal and extension of the maturity date of the loan evidenced by the Revolving Note, the Company, the Corporate Guarantor, the Guarantor and Jennifer C. Johnson, as applicable, shall have taken the following actions and delivered to the Bank the following documents and instruments, in form and substance satisfactory to the Bank:

          (a)  The Company, the Corporate Guarantor, the Guarantor and Jennifer
C. Johnson shall have duly executed and delivered this Amendment, such amendments to the original Security Instruments and the other Loan Documents, such other Loan Documents, and such evidence of filings, acknowledgements or acceptances of any such documents, as the Bank may reasonably request or require, all duly executed and delivered by all parties thereto.

          (b) The Company shall have delivered to the Bank certificates of the Secretary or Assistant Secretary of each of the Company and the Corporate Guarantors setting forth resolutions of its Board of Directors in form and substance reasonably satisfactory to the Bank with respect to this Amendment.

          (c) The Company shall have paid all accrued and unpaid legal fees and expenses referred to in Section 8.7 of the Agreement and Section 7 hereof to the extent invoices for such fees and expenses have been delivered to the Company.

          (d) The Company shall have paid to the Bank in immediately available funds (i) all accrued and unpaid interest on the Obligations and (ii) the amount necessary to reduce the aggregate principal amount of indebtedness and liabilities of the Company under the Revolving Note to an amount permitted by the Loan Formula (as amended by the Amendment) and the Agreement.

          (e) The Company shall have delivered copies of any and all documents and instruments entered into with the former shareholders of Precision Visuals, Inc. in form, scope and substance acceptable to the Bank.

          (f) The Company shall have delivered evidence satisfactory to the Bank that as of the Closing Date the Bank has a first priority perfected Lien on the Collateral and that there exist no Liens (other than Permitted Liens) on any property (real or personal) of the Company or the Corporate Guarantor.

          (g) Such other evidence as the Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all proceedings in connection herewith and compliance with the conditions set forth in this Amendment.

     SECTION 4.  Representations and Warranties of the Company and the Corporate
                 ---------------------------------------------------------------
Guarantor.  Each of the Company and the Corporate Guarantor represents and
----------
warrants to the Bank, with full knowledge that the Bank is relying on the following representations and warranties in executing this Amendment, as follows:

          (a) Each of the Company and the Corporate Guarantor has corporate power and authority to execute, deliver and perform this Amendment, and all corporate action on the part of the Company and the Corporate Guarantor requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

          (b) The Agreement as amended by this Amendment and the Loan Documents and each and every other document executed and delivered in connection with this Amendment to which the Company, the Corporate Guarantor or any of their respective Subsidiaries is a party constitute the legal, valid and binding obligations of the Company the Corporate Guarantor and any of their respective Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms.

          (c) This Amendment does not and will not violate any provisions of the articles or certificate of incorporation or bylaws of the Company or the Corporate Guarantor, or any contract, agreement, instrument or requirement of any Governmental Authority to which the Company or the Corporate Guarantor is subject. Neither the Company's nor the Corporate Guarantor's execution of this Amendment will result in the creation or imposition of any lien upon any properties of the Company or the Corporate Guarantor, other than those permitted by the Agreement and this Amendment.

          (d) Neither the Company's nor the Corporate Guarantor's execution, delivery and performance of this Amendment requires the consent or approval of any other Person, including, without limitation, any Governmental Authority.

          (e) The quarterly unaudited consolidated balance sheet of the Company and its Subsidiaries as of November 30, 1993, the related consolidated statements of earnings, capital accounts, and cash flows of the Company for the quarter then ended and the consolidated balance sheet and related consolidated statements of earnings, capital accounts and cash flows for the period commencing the first day of the fiscal year and ending on the last day of such quarter which have been furnished to the Bank, fairly present the financial condition of the Company and its Subsidiaries as at such date and the results of the operations of the Company and its Subsidiaries for the periods ended on such date, all in accordance with GAAP applied on a consistent basis, and since November 30, 1993 there has been no material adverse change in such condition or operations.

          (f) Each of the Company and the Corporate Guarantor has performed and complied with all agreements and conditions contained in the Agreement required to be performed or complied with by the Company and the Corporate Guarantor prior to or at the time of delivery of this Amendment.

          (g) After giving effect to this Amendment, no Default or Event of Default exists and all of the representations and warranties contained in the Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date.

          (h) Nothing in this Section 4 of this Amendment is intended to amend any of the representations or warranties contained in the Agreement or of the Loan Documents to which the Company, the Corporate Guarantor or any of their respective Subsidiaries is a party. Each of the Company and the Corporate Guarantor represents and warrants that all of the representations and warranties contained in the Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date, except (i) such representations that relate solely to an earlier date and that were true and correct on such earlier date, and (ii) the breach or inaccuracy of representations and warranties about which the Bank has been notified in writing prior to the date of this Amendment.

     SECTION 5.  Reference to and Effect on the Agreement.
                 ----------------------------------------

          (a) Upon the effectiveness of Sections 1 and 2 hereof, on and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import, shall mean and be a reference to the Agreement as amended hereby.

          (b) Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     SECTION 6.  Defaults and Events of Default.  Subject to the satisfaction of
                 ------------------------------
the conditions precedent set forth in Section 3 hereof, the Bank hereby waives any and all defaults arising out of the failure to comply with the provisions of Sections 5.11, 5.12, 5.13, 5.14, 5.15, 5.16 and 5.17 of the Agreement prior to the effective date hereof. With the exception of said defaults, each of the Company, the Corporate Guarantor, the Guarantor and Jennifer C. Johnson agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Bank (including, without limitation, the Event of Default which has occurred and is presently continuing as a result of the Company's default in payment and performance of its obligations to former shareholders of Precision Visuals, Inc.), and any such Default or Event or Default heretofore arising and currently continuing shall continue after the execution and delivery hereof, and the Bank expressly reserves the right to exercise any and all remedies available to it under the Agreement or any of the other Loan Documents (including, without limitation, termination of the Line of Credit and acceleration of the Notes) with respect to any default under the Agreement or any of the other Loan Documents previous to, simultaneous with, or subsequent to the specific defaults waived hereby. Each of the Company, the Corporate Guarantors, the Guarantor and Jennifer C. Johnson agrees they shall not alter, amend or waive their rights and obligations with respect to the Company's agreement with the former shareholders of Precision Visuals, Inc., without the prior written sonsent of the Bank.

     SECTION 7.  Cost, Expenses and Taxes.  The Company agrees to pay on demand
                 ------------------------
all reasonable costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including reasonable attorneys' fees and out-of-pocket expenses of the Bank. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

     SECTION 8.  Extent of Amendments.  Except as otherwise expressly provided
                 --------------------
herein, the Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. Each of the Company and the Corporate Guarantor ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral is unimpaired by this Amendment.

     SECTION 9.  Grant and Affirmation of Security Interest.
                 ------------------------------------------

          (a) Each of the Guarantor and Jennifer C. Johnson hereby grants a security interest in the Collateral to secure payment and performance of the Guaranteed Obligations and all documents and instruments executed in connection therewith and, each of the Guarantor and Jennifer C. Johnson hereby confirms and agrees that any and all liens, security interests and other security or Collateral now or hereafter held by the Bank as security for payment and performance of the Guaranteed Obligations hereby are renewed, extended and carried forth to secure payment and performance of all of the Guaranteed Obligations. The Security Instruments executed by the Guarantor and Jennifer C. Johnson are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

          (b) Each of the Company and the Corporate Guarantors hereby grants a security interest in the Collateral to secure payment and performance of the Notes, and the obligations described in the Agreement and all documents and instruments executed in connection therewith and, each of the Company and the Corporate Guarantors hereby confirms and agrees that any and all liens, security interests and other security or Collateral now or hereafter held by the Bank as security for payment and performance of the Obligations hereby are renewed, extended and carried forth to secure payment and performance of all of the Obligations. The

Security Instruments executed by the Company and the Corporate Guarantors are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

     SECTION 10.  Guaranties.
                  ----------

          (a) VNIC hereby consents to and accepts the terms and conditions of this Amendment, agrees to be bound by the terms and conditions hereof and ratifies and confirms that its Guaranty, executed and delivered to the Bank on December 16, 1992, guaranteeing payment of the Obligations, is and remains in full force and effect and secures payment of, among other things, the Notes.

          (b) The Guarantor hereby consents to and accepts the terms and conditions of this Amendment, agrees to be bound thereby, and agrees to execute and deliver to the Bank his Restated and Amended Limited Guaranty Agreement.
The Restated and Amended Limited Guaranty Agreement executed in connection herewith is given in part in renewal, increase and rearrangement of, and not in novation or discharge of, the obligations of Guarantor evidenced by that certain Limited Guaranty Agreement, dated December 16, 1992, in favor of the Bank, said obligations henceforth to be evidenced thereby and governed by the terms and provisions thereof.

     SECTION 11.  Execution and Counterparts.  This Amendment may be executed in
                  --------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature page of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 12.  Severability.  In the event any one or more provisions
                  ------------
contained in the Agreement or this Amendment should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained herein and therein shall not be affected in any way or impaired thereby and shall be enforceable in accordance with their respective terms.

     SECTION 13.  Governing Law.  This Amendment shall be governed by and
                  -------------
construed in accordance with the laws of the State of Texas.

     SECTION 14.  Headings.  Section headings in this Amendment are included
                  --------
herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

     SECTION 15.  Arbitration Program.  The parties agree to be bound by the
                  -------------------
terms and provisions of the current Arbitration Program of the Bank which is incorporated by reference herein and is acknowledged as received by the parties pursuant to which any and all disputes arising hereunder, under the Agreement, under any of the other Loan Documents, or under any of the documents and instruments contemplated thereby, or pertaining hereto or thereto, shall be resolved by mandatory binding arbitration upon the request of any party.

     SECTION 16.  WAIVERS AND RELEASE OF CLAIMS.  AS ADDITIONAL CONSIDERATION TO
                  -----------------------------
THE EXECUTION, DELIVERY, AND PERFORMANCE OF THIS AMENDMENT BY THE PARTIES HERETO AND TO INDUCE THE BANK TO ENTER INTO THIS AMENDMENT, EACH OF THE COMPANY, THE CORPORATE GUARANTORS, JENNIFER C. JOHNSON, AND THE GUARANTOR REPRESENTS AND WARRANTS THAT NONE OF THE COMPANY, THE CORPORATE GUARANTORS, JENNIFER C. JOHNSON, OR THE GUARANTOR KNOWS OF ANY FACTS, EVENTS, STATUSES OR CONDITIONS WHICH, EITHER NOW OR WITH THE PASSAGE OF TIME OR THE GIVING OF NOTICE, OR BOTH, CONSTITUTE OR WILL CONSTITUTE A BASIS FOR ANY CLAIM OR CAUSE OF ACTION AGAINST THE BANK OR ANY DEFENSE, COUNTERCLAIM OR RIGHT OF SETOFF TO THE PAYMENT OR PERFORMANCE OF ANY OBLIGATIONS OR INDEBTEDNESS OF THE COMPANY, THE CORPORATE GUARANTORS, JENNIFER C. JOHNSON, OR THE GUARANTOR TO THE BANK, AND IN THE EVENT ANY SUCH FACTS, EVENTS, STATUSES OR CONDITIONS EXIST OR HAVE EXISTED, WHETHER KNOWN OR UNKNOWN, EACH OF THE COMPANY AND THE CORPORATE GUARANTORS FOR ITSELF, ITS SUBSIDIARIES, THEIR RESPECTIVE REPRESENTATIVES, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, AND SUCCESSORS AND ASSIGNS, AND THE GUARANTOR AND JENNIFER C. JOHNSON, FOR THEMSELVES AND THEIR HEIRS AND ASSIGNS, HEREBY FULLY, FINALLY, COMPLETELY, GENERALLY AND FOREVER RELEASES, DISCHARGES, ACQUITS, AND RELINQUISHES THE BANK AND ITS RESPECTIVE REPRESENTATIVES, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, AND SUCCESSORS AND ASSIGNS, FROM ANY AND ALL CLAIMS, ACTIONS, DEMANDS, AND CAUSES OF ACTION OF WHATEVER KIND OR CHARACTER, WHETHER JOINT OR SEVERAL, WHETHER KNOWN OR UNKNOWN, FOR ANY AND ALL INJURIES, HARM, DAMAGES, PENALTIES, COSTS, LOSSES, EXPENSES, ATTORNEYS' FEES, AND/OR LIABILITY WHATSOEVER AND WHENEVER INCURRED OR SUFFERED BY ANY OF THEM PRIOR TO THE EXECUTION OF THIS AMENDMENT. NOTWITHSTANDING ANY PROVISION OF THIS AMENDMENT, THE AGREEMENT OR ANY OTHER LOAN DOCUMENT, THIS SECTION 16 SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE THE DELIVERY OF THE NOTES, THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE MAKING,

EXTENSION, RENEWAL, MODIFICATION, AMENDMENT OR RESTATEMENT OF ANY THEREOF.

     SECTION 17.  NO ORAL AGREEMENTS.  THE AGREEMENT (AS AMENDED BY THIS
                  ------------------
AMENDMENT) AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                                        COMPANY:
                                        -------

                                        VISUAL NUMERICS, INC.


                                        By /s/ Robert F. Strosser
                                           ---------------------------------
                                           Name:
                                           Title:


                                        CORPORATE GUARANTORS:
                                        ---------------------

                                        VISUAL NUMERICS, INC. OF COLORADO


                                        By /s/ Richard G. Couch
                                           ---------------------------------
                                           Name:
                                           Title:


                                        VISUAL NUMERICS, INC. (EUROPE)


                                        By /s/ Richard G. Couch
                                           ----------------------------------
                                           Name:
                                           Title:


                                        GUARANTOR:
                                        ---------

                                        /s/ Charles W. Johnson
                                        -----------------------------------
                                        CHARLES W. JOHNSON

                                        /s/ Jennifer C. Johnson
                                        -----------------------------------
                                        JENNIFER C. JOHNSON

                                        BANK:
                                        ----

                                        FIRST INTERSTATE BANK OF TEXAS, N.A.


                                        By /s/ Roger Fruendt
                                           ----------------------------------
                                           Name:
                                           Title:

                        EXHIBIT A TO FIRST AMENDMENT TO
                        -------------------------------
                  SECOND RESTATED AND AMENDED LOAN AGREEMENT
                  ------------------------------------------



                         LOAN FORMULA CERTIFICATE AND
                           CERTIFICATE OF NO DEFAULT

                             VISUAL NUMERICS, INC.

                       VISUAL NUMERICS, INC. OF COLORADO

                        VISUAL NUMERICS, INC. (EUROPE)

     The undersigned officers of VISUAL NUMERICS, INC., a Texas corporation (the "Company"), VISUAL NUMERICS, INC. OF COLORADO, a California corporation ("VNIC"), and VISUAL NUMERICS, INC. (EUROPE), a Texas corporation ("VNIE" and together with VNIC the "Corporate Guarantors"), hereby certify that the following computation of the Loan Formula as of _______________, 19___ has been prepared from the books and records of the Company and the Corporate Guarantors and is true and correct to the best knowledge and belief of such officers:


1.   Total Eligible Accounts of the
     Company and the Corporate Guar-
     antors pursuant to the terms of
     that certain Second Restated and
     Amended Loan Agreement dated as of
     December 16, 1992, as amended by
     that certain First Amendment dated
     as of February ____, 1994 (the
     "Agreement"), among the Company,
     the Corporate Guarantors and First
     Interstate Bank of Texas, N.A.
     (the "Bank").  (Exhibits A, B and
     C attached hereto sets forth the
     calculation of Total Eligible           $_________
     Accounts).

2.   80% of Item 1 above.                    $_________
3.   Total Eligible Government
     Receivables of the Company and the
     Corporate Guarantors                    $_________

4.   The lesser of (i) 40% of Item 3

     above or (ii) $200,000                  $_________

5.   Item 2 above plus Item 4 above.         $_________
6.   Aggregate amount of principal
     indebtedness owing to the Bank
     pursuant to Section 3.3 of the
     Agreement.                              $_________

7.   Excess Availability (Deficiency)
     (Item 5 above minus Item 6 above).      $_________

     The undersigned officers certify further that a review of the activities of the Company and the Corporate Guarantors has been made to ascertain whether the Company and the Corporate Guarantors have kept, observed, performed and fulfilled all of the Company's and the Corporate Guarantors' covenants, conditions, representations and warranties under the Agreement, the Notes and the Security Instruments and that, to the best of their knowledge:

               (i) during ___________________ through ________________ the
     Company and the Corporate Guarantors have kept, observed, performed and fulfilled each and every covenant, condition, representation and warranty contained in the Agreement and the Loan Documents and the Company and the Corporate Guarantors are not in violation of any of the terms and conditions contained in the Agreement; and

              (ii) as of the date hereof, no Default or Event of Default exists under the Loan Agreement or any of the Loan Documents.

     The chief executive office of the Company remains 9990 Richmond, Suite 400, Houston, Texas 77042. The Company has not changed its name from Visual Numerics, Inc., its identity from a corporation or its corporate structure.

     The chief executive office of VNIC remains at 6230 Lookout Road, Boulder, Colorado 80301. VNIC has not changed its name from Visual Numerics, Inc. of Colorado, its identity from a corporation or its corporate structure.

     The chief executive office of VNIE remains at 9990 Richmond, Suite 400, Houston, Texas 77042. VNIE has not changed its name from Visual Numerics, Inc. (Europe), its identity from a corporation or its corporate structure.

     Capitalized terms used herein but not defined herein shall have the meaning given them in the Agreement.

                              VISUAL NUMERICS, INC.


                              By:_________________________________
                                          Authorized Officer


                              VISUAL NUMERICS, INC.
                                    OF COLORADO


                              By:_________________________________
                                          Authorized Officer


                              VISUAL NUMERICS, INC. (EUROPE)


                              By:_________________________________
                                          Authorized Officer

                           Exhibit A to Loan Formula
                   Certificate and Certificate of No Default

                             VISUAL NUMERICS, INC.


                   CALCULATION OF TOTAL ELIGIBLE RECEIVABLES

Total Accounts Receivable                         $__________
     Less
     a.   Accounts of account debtors in
          excess of 10% of the Company's
          Eligible Accounts.

                                             $__________

     b.   Contra accounts and other
          obligations owed by the
          Company to account debtors.

                                             $__________

     c.   Accounts of account debtors
          having 25% or more of balances
          unpaid for more than 90 days
          from date of original invoice.
                                             $__________

     d.   ______________________________
          ______________________________
          ______________________________
          ______________________________     $__________


Total Eligible Accounts Receivable                $___________

                           Exhibit B to Loan Formula
                   Certificate and Certificate of No Default

                       VISUAL NUMERICS, INC. OF COLORADO


                   CALCULATION OF TOTAL ELIGIBLE RECEIVABLES

Total Accounts Receivable                         $__________
     Less

     a.   Accounts of account debtors in
          excess of 10% of VNIC's
          Eligible Accounts.

                                             $__________

     b.   Contra accounts and other
          obligations owed by VNIC to
          account debtors.

                                             $__________

     c.   Accounts of account debtors
          having 25% or more of balances
          unpaid for more than 90 days
          from date of original invoice.
                                             $__________
     d.   ______________________________
          ______________________________
          ______________________________
          ______________________________     $__________


     Total Eligible Accounts Receivable           $__________

                           Exhibit C to Loan Formula
                   Certificate and Certificate of No Default

                        VISUAL NUMERICS, INC. (EUROPE)


                   CALCULATION OF TOTAL ELIGIBLE RECEIVABLES

Total Accounts Receivable                         $__________
     Less

     a.   Accounts of account debtors in
          excess of 10% of VNIE's
          Eligible Accounts.

                                             $__________
     b.   Contra accounts and other
          obligations owed by VNIE to
          account debtors.

                                             $__________

     c.   Accounts of account debtors
          having 25% or more of balances
          unpaid for more than 90 days
          from date of original invoice.

                                             $__________
     d.   ______________________________
          ______________________________
          ______________________________
          ______________________________     $__________


Total Eligible Accounts Receivable                $___________

                                   EXHIBIT B
                                   ---------

                          CERTIFICATE OF SUBSIDIARIES

I.   Visual Numerics, Inc., a Texas corporation

     Subsidiaries:

     A. Nihon Visual Numerics Kubushiki Kaisha, (also known as Visual Numerics, Inc., Japan) (formerly known as IMSL Japan, Inc.) a Japanese corporation

     B. Visual Numerics Inc. (Europe) (formerly known as IMSL (Europe), Inc.), a Texas corporation

          Subsidiaries:

          1.   Visual Numerics Software GmbH (formerly known as IMSL Germany
               GmbH), a German corporation

     C.   IMSL International, Inc., a U.S. Virgin Islands corporation

     D. Visual Numerics, Inc. of Colorado (formerly known as IMSL Acquisition Corp., Inc. (into which Precision Visuals, Inc. was merged)), a California corporation

          Subsidiaries:

          1. Visual Numerics Inc. (France) SARL (formerly known as Precision Visuals International SARL), a French corporation

          2. Visual Numerics International Limited (formerly known a Precision Visuals International Limited), a U.K. corporation

                                   EXHIBIT H
                                   ---------


                              February ___, 1994


First Interstate Bank of Texas, N.A.
P. O. Box 3326
Houston, Texas  77253-3326

Attention:  Lockbox Services Department

Gentlemen:

     Commencing March 1, 1994, we propose to utilize the special facilities of your bank to collect, on a "direct deposit" basis, sales remittance checks from our customers. The following procedures represent the processing requirements to be performed by First Interstate Bank of Texas, N.A. (hereinafter referred to as BANK) for Visual Numerics, Inc., a Texas corporation formerly known as IMSL, Inc. (COMPANY), until such time as by mutual negotiation the agreement is either modified or terminated.

     1. As agent for COMPANY, BANK will serve P. O. Box #200013, Dallas, Texas 75320-0013 referred to as "Lockbox", which will be listed in the name of the COMPANY, and contents deposited therein and credit these proceeds to our Account Number 2400015281 (the "Account").

     The parties agree that there will be several daily pickups which will be timed to optimize coordination between incoming mail availability and check-clearing deadlines. The removal of money, checks or other orders for the payment of money from the Lockbox shall create a bailment and the bailor-bailee relationship shall continue until such items are received at the banking house of the BANK and are accepted and credited to the Account, at which time the relationship of the COMPANY as a depositor shall commence. The bailor-bailee relationship shall also apply to the contents removed from the Lockbox other than money, checks, drafts or other orders for the payment of money.

     2. BANK will open the envelopes picked up from the Lockbox and will remove the contents thereof. All communications of non monetary nature will be returned to COMPANY. The checks contained in the envelopes will be inspected and handled in the following manner:

          A. ACCEPTABLE PAYEES. It is expected that all checks will be made or endorsed payable to COMPANY, with the possible exception that some may be an abbreviation of same or of such slight modification that there would be no question as to the identity of the payee company. All of these checks will be processed, forwarded for collection in the normal manner and provisional credit therefor given to the Account. Checks which are made payable or are endorsed over to other than those stated above will be returned unprocessed to COMPANY.

          B. AMOUNTS DIFFERENT. If a check's written and numeric amounts differ, the BANK will process as to the written amount.

          C. SIGNATURE MISSING. If the drawer's signature is missing and the check contains no indication of the drawer's name, the check will not be deposited but will be forwarded to the COMPANY. Otherwise, the BANK will deposit the check and affix a stamp impression requesting the drawee bank to contact the drawer for authority to pay the check.

          E. PAID-IN-FULL NOTATIONS. Care will be taken to guard against processing of checks when there exists a possible dispute between the COMPANY and the customers wherein a restrictive statement such as "Payment in Full" is included on the remittance check. BANK will exercise due care in an effort to inspect all incoming items for such conditions; however, BANK will not be liable if, as a result of ordinary clerical error, any such item is processed contrary to these instructions.

     It is expected by the COMPANY that there may be items where the customer has made a deduction from the invoice amount and the remittance check is less than the invoice amount. On all items where no restrictive endorsements such as "Payment in Full" have been placed on the face of the check, BANK will process such remittances in the usual manner and provisionally credit the Account with the amount of the check; otherwise, the item will be returned to COMPANY.

     3. The following endorsement will be applied to each check deposited; "Credited to the account of the within named payee, absence of endorsement guaranteed First Interstate Bank of Texas, N.A." and items so endorsed and other items, will be processed as follows:

          A. BANK will process all such endorsed checks and other negotiable items and will, each working day, provisionally credit the total amount thereof to the Account.

          B. It is understood that the processing, collection and crediting of items will be governed by the Uniform Commercial Code as adopted by the State of Texas.

     4. In order to maximize daily receipts and funds availability, BANK will make one or more deposits each day, depending on volume, and credit the Account. These deposits will be made in anticipation of major check clearing deadlines. Photocopies will be taken of each check.

     5. BANK will maintain a microfilm record of all checks and other negotiable items which accompany the remittance in order to reconstruct any specific deposit by means of duplicate photostats should the need arise and the request be made. BANK shall not be responsible, however, for any failure to provide such a record due to ordinary clerical error, unexpected film or equipment failure, or inability to obtain film or equipment.

     6. Each day BANK will provide COMPANY with all remittance papers (invoices, debit advices, check stubs, photocopy, etc.) which accompany each check. This data should be forwarded to:

               Visual Numerics, Inc.
               9990 Richmond Blvd., Suite 400
               Houston, Texas  77042-4548
               Attn:  Cathy Concannon

and charged to COMPANY's Federal Express No. 0770-0583-8.

     7. Charge "returned" items to our account under usual advice and forward to:

               Hold for pickup at
               First Interstate Westchase Office
               Via inhouse courier.

     8. Expenditures incurred by BANK for and on behalf of COMPANY (such as rental of post office box, "Postage Due" acquisition of endorsement stamps, etc.) will be charged to the Account and appropriate debit advice sent by mail to COMPANY. Normal per item charges of the BANK to cover lockbox processing will be applied against the monthly analysis of the account.

     9. Non-par exchange charges will be considered on an account profitability analysis along with all other standard banking fees.


     10. In the event of any operational difficulties, any contact with COMPANY should be directed to Cathy Concannon at the office of the Company, telephone
(713) 954-____.

     11. The COMPANY agrees that the BANK's responsibility to the COMPANY under this agreement shall be limited to the exercise of ordinary care and is subject to the Terms and Conditions attached hereto as Exhibit A. Establishment of and
                                               ---------
substantial compliance with the procedures set forth herein by the BANK shall be deemed to constitute the exercise of ordinary care; and the COMPANY agrees that occasional unintentional deviations by the BANK from the procedures set forth herein shall not be deemed a failure to exercise ordinary care in respect to the transaction in which the deviations occur.

     In no event shall the BANK be liable to the COMPANY for failure to follow any of the operating procedures set forth above, including, without limitation, failure to perform any service within the time provided therefor, if the failure to perform is due to the occurrence of any of the following events: any act or failure to act by the COMPANY; unexpected mechanical failures of the BANK's equipment, or a power failure; strikes or lockouts; fire or other casualty; riot or civil commotion, windstorms, earthquakes, floods, or other Acts of God; delay in transportation, Government regulations or interferences; or any event beyond the reasonable control of the BANK.

     12. COMPANY agrees that the designated account officers at BANK will be the only persons authorized to debit the Account or withdraw funds.

     13. This agreement is subject to the Cash Management Terms and Conditions set forth on Exhibit A attached hereto and made a part hereof for all purposes.
             ---------

                                       VISUAL NUMERICS, INC.


                                       By_______________________________
                                          Name:_________________________
                                          Title:________________________

94\DMKO\FIBOT#49\IMSL2\LOCK-BOX.LTR

                             REVOLVING CREDIT NOTE

                     FIRST INTERSTATE BANK OF TEXAS, N.A.

NO.________    Houston, Texas  February ___, 1994    $1,900,000.00


     FOR VALUE RECEIVED, the undersigned, VISUAL NUMERICS, INC. (formerly IMSL, INC.), a Texas corporation (herein called "Maker"), promises to pay to the order of FIRST INTERSTATE BANK OF TEXAS, N.A. (herein called "Payee," which term herein in every instance shall refer to any owner or holder of this note) the sum of ONE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,900,000.00), or so much thereof as may be advanced and outstanding from time to time hereunder by Payee, together with interest on the principal hereof from time to time outstanding from the date of advancement until maturity, at the per annum rate hereinafter stated (computed on the basis of a year of 360 days and paid for the actual number of days elapsed), said principal and interest being payable in lawful money of the United States of America at the banking quarters of First Interstate Bank of Texas, N.A., First Interstate Bank Plaza, 1000 Louisiana, Houston, Harris County, Texas, or at such other place in Harris County, Texas, as Payee may designate hereafter in writing to Maker.

     This note is issued pursuant to that certain Second Restated and Amended Loan Agreement dated as of December 16, 1992, by and among Maker, Visual Numerics, Inc. of Colorado (formerly known as IMSL Acquisition Corp., Inc.), and Payee, as amended by that certain First Amendment to Second Restated and Amended Loan Agreement executed on February __, 1994 but effective as of December 15, 1993 (the Second Restated and Amended Loan Agreement, as amended and as it may hereafter be amended, renewed, supplemented or restated, is referred to as the "Loan Agreement"), and reference is made hereby to the Loan Agreement for certain rights as to the prepayment and the acceleration of the maturity hereof. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Loan Agreement.

     The principal balance hereof advanced and from time to time remaining unpaid shall bear interest during each day of the term of the loan evidenced hereby at a variable per annum rate equal to the lesser of (A) a per annum rate that is equal to the sum (herein called the "Basic Rate") of (i) one percent per annum plus (ii) the prime rate of interest (herein called the "Prime

                               Page 1 of 6 Pages

Rate"), being the variable per annum rate of interest most recently announced by First Interstate Bank of Texas, N.A. (herein sometimes called the "Bank") as its "prime rate", with the understanding that the Bank's "prime rate" may be one of several base rates and serves as a basis upon which effective rates of interest are from time to time calculated for loans making reference thereto and may not be the lowest of the Bank's base rates, which Basic Rate shall change when and as the Prime Rate shall change, effective on the day of such change or (B) the Maximum Rate (hereinafter defined). Notwithstanding the foregoing, if at any time the Basic Rate shall exceed the Maximum Rate and thereafter the Basic Rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall remain at the Maximum Rate until Payee shall have received the amount of interest it would have received otherwise if the interest payable hereunder had not been limited to the Maximum Rate during the period of time the Basic Rate exceeded the Maximum Rate.

     All past due principal and interest of this note, whether due as the result of acceleration of maturity or otherwise, shall bear interest at the lesser of
(1) a rate that is five percentage points above the Prime Rate as it varies or
(2) the maximum lawful rate of interest permitted by the applicable usury laws, now or hereafter enacted, which interest rate (herein called the "Maximum Rate") shall change when and as said laws shall change to the extent permitted by said laws, effective on the day such change in said laws becomes effective, from the date the payment thereof shall have become due until the same have been fully discharged by payment.

     The principal and interest of this note are due and payable as follows:

          (a) Interest hereon shall be due and payable monthly as it accrues, with the first installment to be due and payable on February 28, 1994, and a like installment to be due and payable on the last day of each succeeding calendar month thereafter until the principal amount of this note is paid in full; and

          (b) The principal amount of this note shall be due and payable on each Line of Credit Commitment Reduction Date in an amount necessary to reduce the outstanding principal amount of this note then outstanding on such date to an amount which does not exceed the Line of Credit Commitment on such date.

                               Page 2 of 6 Pages

     Until the Termination Date, subject to the terms and conditions of the Loan Agreement, the undersigned may borrow, pay, prepay in whole or in part and reborrow hereunder, so long as not more than the aggregate principal amount at any one time outstanding under this note does not exceed an amount equal to the lesser of the Line of Credit Commitment or the Loan Formula; it being expressly contemplated that, by reason of prepayments hereon, there may be times when no indebtedness is owing hereunder, but, notwithstanding such occurrences, this note shall remain valid and shall be in full force and effect as to loans or advances made subsequent to such occurrences; and it being understood and agreed that advances and repayments of principal under this note are not limited to the lesser of the Line of Credit Commitment or the Loan formula but to a maximum of the lesser of the Line of Credit Commitment or the Loan Formula at any one time outstanding. Payee may advance funds pursuant to this note from time to time, and from time to time the under signed will make repayments on the principal of this note, so that no more than the lesser of the Line of Credit Commitment or the Loan Formula shall be outstanding at any one time. Each advance and each payment of principal hereunder shall be reflected by a notation made by Payee in its business records. The aggregate unpaid principal amount of advances reflected by the notations made in Payee's business records shall be rebuttably presumptive evidence of the principal amount owing under this note, which amount the undersigned unconditionally promises to pay to the order of Payee under the terms hereof.

     Maker and any and all sureties, guarantors and endorsers of this note and all other parties now or hereafter liable hereon, severally waive, to the extent permitted by applicable law, grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree
(i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this note.

                               Page 3 of 6 Pages

     In the event of default hereunder or under any of the instruments securing payment hereof and this note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this note is collected by suit or legal proceedings or through bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all expenses of collection and costs of court.

     It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this note or such documents require the payment or permit the payment, taking, reserving, charging, or receipt of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged, taken, reserved or received under this note or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebtedness evidenced by this note is accelerated in whole or in part, or in the event that all or part of the principal of or interest on this note shall be prepaid, so that under any of such circumstances or any other circumstance the amount of interest contracted for, charged, taken, reserved or received under this note or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under this note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) any such excess which may have been collected at final maturity of said indebtedness shall be applied as a credit against the then unpaid principal amount hereof and the remainder, if any, shall be refunded to Maker, (iii) with respect to subparagraph (ii), upon such final maturity, the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof, and (iv) any such excess which may have been charged but not paid, taken, reserved or received shall be null and void, and cancelled ab initio to the extent of such excess. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this note or under such other documents which are made for the purpose of determining whether such rate exceeds the

                               Page 4 of 6 Pages
maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged, taken, reserved or received from Maker or otherwise by Payee in connection with such indebtedness.

     Except to the extent required by federal law, this note shall be governed by and construed under the laws of the State of Texas.

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

     Maker and Payee agree that Tex. Rev. Civ. Stat. Ann art. 5069 Ch. 15 (which regulates certain revolving loan accounts and revolving tri-party accounts) shall not apply to any revolving loan accounts created under this note or maintained in connection therewith.

     To the extent that the interest rate laws of the State of Texas are applicable to this note, the applicable interest rate ceiling is the indicated (weekly) ceiling determined in accordance with Article 5069-1.04(a)(1) of the Texas Revised Civil Statutes, as amended, and, to the extent that this note is deemed an open end account as such term is defined in Article 5069-1.01(f) of the Texas Revised Civil Statutes, as amended, the Payee retains the right to modify the interest rate in accordance with applicable law.

     Maker represents and warrants to Payee and to all other owners and holders of any indebtedness evidenced hereby that all loans evidenced by this note are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Article 5069-1.04, Texas Credit Code and Regulation Z promulgated by the Board of Governors of the Federal Reserve System and under Titles I and V of the Consumer Credit Protection Act.

                               Page 5 of 6 Pages

     This note is given in partial renewal, rearrangement, decrease and extension of, but not in novation or discharge of, that certain promissory note (the "Prior Note") dated December 16, 1992, executed by Maker and payable to the order of Payee, in the original principal amount of $2,000,000. Any and all liens and security interests securing payment of the Prior Note are hereby ratified, confirmed, renewed, extended, rearranged and carried forward to secure payment of this note.

     This note is secured and guaranteed as provided in the Loan Agreement and is entitled to all of the benefits of the Loan Agreement.

                              VISUAL NUMERICS, INC.



                              By______________________________
                                Name:
                                Title:

                               Page 6 of 6 Pages